UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2005

UNITED DEFENSE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16821 (Commission File Number)	52-2059782 (I.R.S. Employer Identification No.)

1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(703) 312-6100

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished under Item 2.02, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On January 27 2005, United Defense Industries, Inc. issued a press release announcing certain financial and operating results for the fourth quarter of 2004. The press release and financial tables include non-GAAP financial information. Free cash flow, which is defined as net cash from operating activities less net capital spending, is included because management believes that free cash flow is the best indicator of discretionary cash available to management to pay down debt or make acquisitions or distributions and is therefore useful to both management and investors. Free cash flow is reconciled to net cash from operating activities in the financial tables accompanying the press release. The press release also announces that the company is authorized to repurchase an additional $100 million in stock under its existing stock buyback program and that the board of directors has authorized a quarterly dividend payment of $0.125 per share. The initial dividend payment will be made on March 1, 2005 to holders of record on February 15, 2005. A copy of the press release is filed as exhibit 99.1 hereto and is incorporated into Item 2.02 of this Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.

     Financial Statements of Business Acquired.

     Not applicable.

     Pro Forma Financial Information.

     Not applicable.

     Exhibits.

The following exhibit is furnished with this report pursuant to Item 2.02:

Exhibit No.	Description
99.1	Earnings Release dated January 27, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DEFENSE INDUSTRIES, INC.
Date: January 27, 2005	BY: /s/ Francis Raborn Francis Raborn Vice President and Chief Financial Officer

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